Exhibit: 10.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This settlement agreement containing a release of all claims (the "Agreement") is entered into as of August 7, 2014 by and between Truli Media Group, Inc., an Oklahoma Corporation and its subsidiaries (“Truli”), Michael Jay Solomon, an individual and Chief Executive Officer of Truli (“Solomon”) (collectively, Truli and Solomon are known as the “Released Parties”), on the one hand, and the holders of Truli’s 12% convertible debentures (“Debentures”) who are signatories to this agreement and who are listed on Schedule A hereto, (the “Holders”) (the “Holders” shall also be known as the “Releasing Parties”), on the other hand. Collectively, the Released Parties and Releasing Parties are sometimes referred to collectively as the “Parties”.

RECITALS

A. Whereas, on September 10, 2013, the Holders purchased Debentures in the aggregate amount of $501,337 (“Principal Value”) and in such individual amounts as set forth opposite each respective Holder’s name listed in Schedule A attached hereto.

B. Whereas, Truli has defaulted on the Debentures (“Default”).

C. Whereas, as a result of the Default, the Holders become entitled to certain penalties and interest on the Debentures (“Penalties and Interest”).

D. Whereas, Truli has previously paid the Holders an aggregate of $80,000 as a reduction in the Principal Value of the Debentures.

E. Whereas, the Holders have previously agreed to waive $6,000 of Penalties and Interest pursuant to a forbearance agreement entered into between the Parties.

E. Whereas, as a result of the Penalties and Interest, and taking into account the $80,000 payment made to reduce the Principal Value as well as the $6,000 waiver, the current outstanding balance of the Debentures is $780,513 (“Outstanding Amount”)

Whereas, in connection with Debentures, the Holders were issued an aggregate of 25,066,850 common stock purchase warrants of Truli in such amounts as set forth opposite their respective names on Schedule A, and subject to any adjustments having occurred prior to the date of this Agreement (the “Warrants”).

F. Whereas, the Parties desire to settle all claims between them as provided for herein.

NOW, THEREFORE, based on each of the above factual Recitals, which are incorporated herein, and in consideration of the promises and covenants herein, the Parties agree as follows:

1. Nature of Agreement. This Agreement shall constitute a full settlement between the Released Parties and the Releasing Parties of all claims that are alleged or could have been alleged against the Released Parties as a result of the transactions involving the Debentures, Warrants, including but not limited to the Principal Value as well as all Penalties and Interest owed thereon, and any relationship or business dealings between the Parties prior to the date of this Agreement.

2. Consideration to be paid. As consideration and satisfaction of all claims arising with regard to the Parties, and in exchange for the Releasing Parties’ exchange of the Warrants as provided for herein and cancelation of the Debentures, and any amounts due thereunder, Truli shall pay the Holders an aggregate of $481,337, as payment in full of the Outstanding Amount, subject to the condition contained herein, as follows:

(a) Truli shall make a one-time payment of three hundred one thousand three hundred thirty seven dollars ($301,337) (“Initial Payment”) to the Holders as provided for on Schedule A, within three days of the execution of this Agreement. This payment shall be applied as a reduction in the Outstanding Amount. Additionally, upon making the Initial Payment, the Holders agree to waive $174,474 in Interest and Penalties so the Outstanding Amount immediately after such payment will be $304,702.

(b) Truli shall further pay an aggregate of one hundred eighty thousand dollars ($180,000) to the Holders on a pro-rata basis, as described in Schedule A in equal monthly payments of seven thousand five hundred dollars ($7,500) over a twenty-four (24) month period (“Recurring Payments”). The first of the Recurring Payments shall be due on October 10, 2014, and subsequently due on the 10th day of each month thereafter until fully paid. Each of the Recurring Payments shall be applied to pay down the Outstanding Amount. Upon payment of all the Recurring Payments, without an Event of Default, the Holders agree to waive any remaining Outstanding Amount, including any accrued Interest as provided for in Section 2(d).

(c) In the event a payment in excess of the Recurring Payment is made during any month, the remaining Outstanding Amount shall be re-amortized over the number of remaining Recurring Payments and the amount of future Recurring Payments shall be adjusted.

(d) Interest shall accrue on the balance of the Outstanding Amount at an annual rate equal to ten percent (10%) (“Interest”)

3. Event of Default. An Event of Default shall be defined as a failure to make any payment on a timely basis, provided that a payment shall be deemed timely if made within 5 business days after their respective due dates (“Cure Period”) as provided for in Section 2. For purposes of clarity, an Event of Default with respect to any Debenture shall be deemed an Event of Default with regard to all Debentures. Upon the occurrence of an Event of Default, the then balance of the Outstanding Amount plus any Interest accrued will be immediately due and payable.

4. Cancellation of Debentures; Warrants; Issuance of Common Shares.

(a)                Upon execution of this Agreement, the Holders shall surrender the Debentures for cancellation.

(b)               Upon execution of this Agreement, the Holders agree to exchange all Warrants into Truli common stock (“Common Stock”) in such respective amounts as set forth opposite each Holder’s name on Schedule A.

5. Release of Claims Against Truli. Upon execution of this Agreement, the Releasing Parties hereby agree, severally and not jointly, on behalf of themselves, their successors, affiliates, representatives, directors, officers, employees, agents, attorneys, shareholders and assigns, hereby fully releases and discharges Truli, and its successors, affiliates, representatives, outside director, employees, agents, attorneys, consultants and assigns, from any and all rights, claims (asserted or unasserted), actions and causes of action, suits, debts, demands, reimbursements, contracts, covenants, liens, liabilities, losses, costs, expenses (including, without limitation, attorneys’ fees), and damages of any nature, kind and description, known or unknown, anticipated or unanticipated, suspected or unsuspected, in law or in equity, arising out of, based on and/or in any way related to the transactions involving the Debentures, Warrants, prior payments on the Debentures pursuant to forbearance and standstill agreements, or the Default of the Debentures in any manner whatsoever arising on our before the date of this Agreement.

6. Release of Claims Against Solomon. Upon execution of this Agreement, the Releasing Parties hereby agree, severally and not jointly, on behalf of themselves, their successors, affiliates, representatives, directors, officers, employees, agents, attorneys, shareholders and assigns, hereby fully releases and discharges Solomon, and his successors, affiliates, representatives, employees, agents, attorneys, consultants and assigns, from any and all rights, claims (asserted or unasserted), actions and causes of actions and causes of action, suits, debts, demands, reimbursements, contracts, covenants, liens, liabilities, losses, costs, expenses (including, without limitation, attorneys’ fees), and damages of any nature, kind and description, known or unknown, anticipated or unanticipated, suspected or unsuspected, in law or in equity, arising out of, based on and/or in any way related to the transactions involving the Debentures, Warrants, prior payments on the Debentures pursuant to forbearance and standstill agreements, or the Default of the Debentures in any manner whatsoever as well as any payments or obligations owed under this Agreement except for those contained in Section 9 hereof. For purposes of clarity, Solomon is released from any payments or obligations owed under this Agreement, except as personally guaranteed by him pursuant to Section 9 hereof.

7. Advisement of Parties. All the Parties hereto acknowledge that they have been advised by counsel and are familiar with California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. All the Parties, being aware of the foregoing code section, expressly waive to the extent applicable any rights they may have thereunder, as well as under any other statutes or common law principles of similar effect. The Parties acknowledge that they may hereafter discover facts different than, or in addition to, those that it now knows or believes to be true with respect to the claims related herein, and each of them agrees that this general release shall be and remain effective in all respects, notwithstanding later discovery of different or additional facts or evidence.

8. No Prior Assignment of Debentures or Rights. The Holders each represent and warrant that they are the sole owner of the Debentures and Warrants as listed on Schedule A, and any claims being released by each hereby, and that such Holders have not assigned or otherwise transferred, voluntarily or involuntarily, the Debentures, Warrants, or any such claims. The Holders further represent and warrant that each individually has good, valid and marketable title to all of the Debentures and Warrants held by it, free and clear of all Encumbrances (as hereinafter defined). Each Holder has the legal right and power to enter into this Agreement and to cancel both the Debentures and Warrants in the manner provided in this Agreement. Upon execution of this Agreement, each Holder shall transfer for cancellation to Truli, all rights, title and interest in and to the Debentures and Warrants free and clear of all Encumbrances. As used in this Agreement, “Encumbrances” shall mean any security interest, pledge, lien, charge, adverse claim of ownership or use, or any restriction on ownership, use, voting, transfer or receipt of dividends, or any other encumbrance of any kind of the Debentures and Warrants.

The Holders further represent and warrant that each owns their Debentures and Warrants beneficially and of record, free and clear of any liens, claims or encumbrances. Each Holder has not entered into any agreement, arrangement or other understanding (i) granting any rights with respect to the Debentures or Warrants, (ii) restricting their right to transfer the Debentures or Warrants, or (iii) restricting any other of its rights with respect to the Debentures or Warrants. Subject to the execution and performance of this Agreement, the Holders each have the absolute and unrestricted right, power and capacity to sell, assign, or transfer the Debentures and Warrants free and clear of any Encumbrances.

9. Solomon Personal Guaranty. Solomon hereby unconditionally personally guarantees the Outstanding Amount subject to reduction as provided for herein (“Guaranty Amount”). For purposes of clarity, Solomon is not guaranteeing the Default Penalty.

10. Stipulated Judgment. Truli agrees to provide the Holders, jointly but not severally, a stipulated judgment for the Outstanding Amount.

11. Securities Offering. In the event that Truli is able to secure funding through the sale of their securities for cash or a loan other than from an affiliate of Truli (“Offering”), twenty five percent (25%) of the gross proceeds received from the Offering (after deduction of placement agent or underwriter costs) shall be applied to pay down the Outstanding Amount.

12. Authority. Each Holder and the Released Parties signing this Agreement represents and warrants that he/she/it has full legal authority and capacity to enter into this Agreement as a legally binding agreement. The Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors, assigns, heirs, and legal representatives.

13. Counterparts. This Agreement may be executed in one or more counterparts and, when executed and exchanged by all Parties, will be binding on all Parties, even though each may have executed separate counterparts hereof. Photocopied or facsimile images of signatures shall be deemed to be originals, and shall have the same force and effect as if they were originals.

14. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

15. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

16. Construction. The terms of this Agreement are the result of negotiation among all of the Parties. All of the Parties agree and acknowledge that they participated in the drafting of this Agreement. For purposes of California Civil Code Section 1654 and comparable purposes, this Agreement shall be deemed to have been drafted by each of the parties and any ambiguity that is deemed to exist shall not be interpreted more strongly against any particular party on the basis that such party caused the uncertainty to exist. Headings in this Agreement are for convenience only and do not limit or define any provisions hereof.

17. The Parties’ Advice of Attorneys. The Parties confirm and acknowledge that they have each sought and obtained the advice of an attorney regarding this Agreement.

18. Severability. If any provisions of this Agreement shall be adjudged void or unenforceable, the same shall not affect the validity of the Agreement as a whole.

19. Further Assurance. Each party covenants and agrees to execute such further documents and perform such further acts as may be reasonable and necessary to effectuate the purposes of this Agreement.

20. Counterparts. This Agreement shall become effective only upon its execution by or on behalf of ALL of the Parties. It may be executed in two or more counterparts, each of which shall be deemed to be an original, and all counterparts shall together constitute the Agreement.

21. Amendment and Modifications. This Agreement may not be orally superseded, modified, or amended. No waiver, modification, or amendment shall be valid unless signed by the Parties who are adversely effected thereby.

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[RELEASED PARTIES SIGNATURE PAGE]

IN WITNESS WHEREOF, the Released Parties hereto have executed this Agreement as of the day and year set forth on page one above.

Truli Media Group, Inc.

_______________________________

By:

Its:

Address:

Email:

Facsimile:

Michael Jay Solomon, an Individual.

_______________________________

Address:

Email:

Facsimile:

[RELEASING PARTIES SIGNATURE PAGE]

IN WITNESS WHEREOF, the Releasing Party hereto has executed this Agreement as of the day and year set forth on page one above.

[____________________________]

_______________________________

By:

Its:

Address:

Email:

Facsimile:

Initial Payment to be received (one-time Payment): ______________

Monthly Recurring Payments X24 (subject to adjustment): ______________